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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 (File No. 333-56857) of our report dated January 23, 1998 on our audits of the combined financial statements and financial statement schedule of the Commercial Laundry Business of Raytheon Company. We also consent to the references to our firm under the captions "Experts", "Selected Historical Combined Financial Data", and "Summary Historical and Unaudited Pro Forma Combined Financial and Operating Data."

                                          PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

August 3, 1998